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                                                                     Exhibit 4.3


                                SCI SYSTEMS, INC.

                               BOARD OF DIRECTORS

                           DEFERRED COMPENSATION PLAN
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                                SCI SYSTEMS, INC
                               BOARD OF DIRECTORS
                           DEFERRED COMPENSATION PLAN


                            SECTION 1 - INTRODUCTION

      Effective October 27, 1995, the Board of Directors of SCI Systems, Inc. approved the establishment of the "SCI Systems, Inc. Board of Directors Deferred Compensation Plan" (the "Plan"). Under the terms of this Plan, an eligible member of the Board of Directors of SCI Systems, Inc. ("SCI") may elect to defer receipt of all or a part of the compensation which is payable to the Director for attendance at the succeeding meeting of the Board of Directors of SCI or any committee thereof.


                             SECTION 2 - ELIGIBILITY

      Any member of the Board of Directors of SCI who is not also an officer or employee of SCI may participate in the Plan (hereinafter, a "Participant").


                          SECTION 3 - ELECTION TO DEFER

      3.1 Terms of Election. Subject to the terms of this Section 3, each Participant may elect, in accordance with Section 4, to defer all or a part of the compensation payable to the Participant by SCI for attendance at the succeeding meeting of the Board of Directors of SCI or committee thereof. Compensation shall include the annual retainer paid to the Participant and fees paid for attendance at special and committee meetings of the Board of Directors, as such annual retainer and fees are determined by the Board of Directors from time to time (hereinafter "Compensation"). Except as provided in Section 3.2, once made, an election is irrevocable for the succeeding meeting.

      3.2 Crediting of Deferred Amounts. SCI shall establish and maintain an individual Deferred Stock Account under the name of each Participant who elects to defer Compensation. The amount of Compensation deferred by each Participant shall be credited to his Deferred Stock Account as of the date that the deferred Compensation would have otherwise been payable (the "Payment Date"). In addition, in the event a Participant irrevocably elects to defer one hundred percent (100%) of the director fees payable to the Participant for an entire twelve (12) month period, an additional forty percent (40%) of the amount of Compensation deferred at each Payment Date during that twelve month period will credited to a Participant's Deferred Stock Account (the "Matching Contribution"). The amount credited to a Participant's Deferred Stock Account shall be reflected in common stock equivalents based on the average high and low trading price for SCI common stock listed in the composite tables in the Wall Street Journal for the Payment Date.

      3.3 Dividends. The cash equivalent of any dividends which SCI would have
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otherwise paid on the number of shares of SCI common stock equal to the number of common stock equivalents credited to a Participant's Deferred Stock Account on each record date shall be credited to the Participant's Deferred Stock Account and will be reflected as additional common stock equivalents based on the same valuation method set forth in Section 3.2 of this Section. The stock equivalent of any stock dividends paid on SCI common stock shall be credited to the Participant's Deferred Stock Account on the record date and will be reflected as additional common stock equivalents. Dividends shall continue to be credited to a Participant's Deferred Stock Account until the final payment is made from the Participant's account.

      3.4 Vesting of Additional Deferred Amounts. The common stock equivalents credited to a Participant's Account attributable to Participant deferrals shall at all times be 100% vested and nonforfeitable. Matching Contributions credited to a Participant's Account during a fiscal year of SCI shall be forfeited by the Participant if the Participant terminates service as a member of the Board of Directors of SCI during that fiscal year, unless such termination of service was due to the Participant's death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code). The determination of whether a Participant has terminated service as a member of the Board of Directors of SCI as a result of a disability shall be made by SCI.

      3.5 Valuation of Accounts. The value of the Participant's Deferred Stock Account, including dividends, will be determined quarterly on the last trading day of each calendar quarter and on the date of the Participant's termination of service as a member of the Board of Directors of SCI (hereinafter each such date is collectively and individually referred to as the "Valuation Date"). The value of a Participant's Deferred Stock Account on each Valuation Date shall be determined based upon the average of the high and low trading prices for SCI common stock listed in the composite tables in the Wall Street Journal for the Valuation Date.

      3.6 Payment of Deferred Compensation. In the event a Participant terminates Service as a member of the Board of Directors of SCI for any reason, the value of the Participant's account determined as of such date shall be payable in whole shares of SCI common stock (and in cash to the extent of any fractional shares) in a single payment no later than thirty (30) days thereafter. In the event that the Participant terminates service as a Director of SCI because of his death, payment will be made to the beneficiary designated by the Participant.

      3.7 Change of Control. Notwithstanding the foregoing, in the event of the occurrence of a "Change of Control," the Deferred Stock Account of each Participant shall be and become 100% vested and nonforfeitable and shall be valued based on the average of the high and low trading prices for SCI common stock listed in the composite tables in the Wall Street Journal for the date on which the Change of Control occurs. The value of a Participant's Account as so determined shall be paid to each Participant in cash in a single payment no later than ten days following such Change of Control.

      For purposes of this Section 3.7, a "Change of Control" shall be deemed to have occurred upon the first to occur of the following events:


                                      -2-
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              (i) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding SCI, any majority-owned subsidiary of SCI (a "Subsidiary") and any employee benefit plan sponsored or maintained by SCI or any Subsidiary (including any trustee of such plan acting as trustee), but including a "group" as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of SCI having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of SCI (the "Voting Shares"); provided that no Change of Control will occur as a result of an acquisition of stock by SCI which increases, proportionately, the stock representing the voting power of SCI owned by such person or group above thirty percent (30%) of the voting power of SCI, and provided further that if such person or group acquires stock representing more than thirty percent (30%) of the voting power of SCI by reason of share purchases by SCI, and after such share purchases by SCI acquires any additional shares representing voting power of SCI, then a Change of Control shall occur;

             (ii) the shareholders of SCI shall approve any merger or other business combination of SCI, sale of SCI's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only SCI and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of SCI immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the merger; or

            (iii) within any 24-month period, the persons who were directors of SCI immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of any successor to SCI, provided that any director who was not a director as of the effective date of this Plan shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least three-quarters the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (iii); and provided further that any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director.


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                         SECTION 4 - MANNER OF ELECTION

      An election to defer Compensation under this Plan must be in writing, and be received by SCI prior to the meeting for which Compensation is to be earned. In order for the election to be effective it must include the percentage of Compensation to be deferred, if any. An election to defer Compensation pursuant to the Plan shall remain effective until revoked or modified by a Participant pursuant to the provisions of this Section 4. Any election may be revoked or modified by the Participant by delivering to SCI an executed election form; provided, however, that any irrevocable election to defer 100% of the Participant's Compensation for a twelve month period shall not be effective until after the expiration of such twelve month period. All elections, modifications or revocations shall be in writing and delivered to the Committee at such time and in such form as the Committee may from time to time specify.


                    SECTION 5 - LIMITATION OF ASSIGNMENT,
                 PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEE
                             AND UNCLAIMED PAYMENTS

      5.1 No portion of a Participant's Deferred Stock Account may be transferred, except by will or the laws of descent and distribution. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law.

      5.2 Whenever any benefit which may be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, SCI need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.


                        SECTION 6 - STATUS OF PARTICIPANT
                              AS UNSECURED CREDITOR

      All benefits under the Plan are the unsecured obligations of SCI. Nothing contained hereunder shall prevent or restrict the creation of a "grantor" trust for the purpose of funding SCI's obligation hereunder, provided that such trust remains subject to the general creditors of


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SCI. Any payment or distribution to a Participant from any such trust shall, to the extent thereof, discharge SCI's obligations under this Plan to such Participant.


                        SECTION 7 - LIMITATION ON RIGHTS

      Participation in this Plan shall not give any Director or other person any right, except to the extent that right is specifically fixed under the terms of the Plan. The establishment of the Plan shall not be construed to give any Director a right to be continued as a Director of SCI.


                              SECTION 8 - AMENDMENT

      This Plan may be amended by the Company; provided, however, that no amendment shall adversely affect any benefits which have accrued under the terms of the Plan as of the date of the amendment.


      IN WITNESS WHEREOF, SCI has caused its duly authorized officers to execute this Plan as of the 27th day of October, 1995.


                                    SCI SYSTEMS, INC.


                                    By: /s/ A. EUGENE SAPP, JR.
                                       ---------------------------------------

                                    Title: PRESIDENT & CHIEF EXECUTIVE OFFICER
                                          ------------------------------------

ATTEST:


/s/ Michael Sullivan
---------------------------------

Title: SECRETARY
      ---------------------------

      [CORPORATE SEAL]


01483570
A04160.0142


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                         ELECTION TO DEFER COMPENSATION


SCI Systems, Inc.
2101 West Clinton Avenue
Huntsville, Alabama 35807

Attention: Secretary

      In accordance with the provisions of the SCI Systems, Inc. Board of Directors Deferred Compensation Plan, I hereby make the following elections with respect to the compensation earned by me for my services as a member of the Board of Directors, and committees thereof. I understand the following:

      1. I understand that this election will remain in effect for all succeeding meetings of the Board of Directors, or committees thereof, until I deliver an executive revocation or modification of this election to SCI, in such form and manner as SCI may from time to time require.

      2. I further understand that if I select the irrevocable 12 month election, any revocation of that election will not be effective until after the expiration of 12 months from the effective date of such election.

      3. I will only be eligible to receive matching contributions if I elect the irrevocable 12 month election

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SELECT EITHER OPTION I OR OPTION II BELOW

OptionI. Normal Election (no matching contribution applies) Please enter your initials on the line below to indicate your election of option I.

             I elect this Option I

            Please enter whole numbers totalling 100 in the spaces below)

                  _______ Please defer this percentage of my compensation and CREDIT IT TO MY DEFERRED STOCK ACCOUNT.

                  _______ Please pay me this percentage of my compensation for next meeting IN CASH.

                  _______
                   100%       Total
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OptionII. Irrevocable Twelve Month Election (matching contribution applies)
      Please enter your initials on the line below to indicate your election of Option II.

                  _______ I elect to defer 100% of my compensation over the next twelve months from the effective date of this election and have it CREDITED TO MY DEFERRED STOCK ACCOUNT


PLEASE COMPLETE THE FOLLOWING BENEFICIARY ELECTION IF YOU HAVE NOT PREVIOUSLY COMPLETED ONE OR WISH TO CHANGE THE ELECTION YOU HAVE ON FILE

      I hereby designate the following beneficiary or beneficiaries in the event of my death to receive my benefits under the Plan:

      Primary Beneficiary:
                           ---------------------------------
      Relationship:
                    ----------------------------------------
      Address:
               ---------------------------------------------

               ---------------------------------------------

               ---------------------------------------------

      Beneficiary's Social
      Security Number:
                       -------------------------------------

      Contingent Beneficiary if primary beneficiary is
      not alive (optional):
                            --------------------------------
      Relationship:
                    ----------------------------------------
      Address:
               ---------------------------------------------

      ------------------------------------------------------

      ------------------------------------------------------
      Beneficiary's Social
      Security Number:
                       -------------------------------------

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      I hereby agree to be bound by the terms of the Plan, including any amendments thereof.

                              ----------------------------------
                              Signature of Non-Employee Director

                              Date ______________________________


                              Received on behalf of
                              SCI Systems, Inc. by:

                              -----------------------------------

                              Date ______________________________